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                                                                  EXHIBIT 4.19


                  AMENDMENT NO. 6 TO THIRD AMENDED AND RESTATED
                        REDUCING REVOLVING LOAN AGREEMENT

                  This Amendment No. 6 to Third Amended and Restated Reducing Revolving Loan Agreement (this "Amendment") dated as of August 31, 2000 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront Station, Inc., Kansas City Station Corporation and Sunset Station, Inc. (collectively, the "Borrowers"), Station Casinos, Inc. ("Parent") (but only for the purpose of making the covenants set forth in Articles 8 and 9 of the Loan Agreement (as defined below)), and Bank of America, N.A., as Administrative Agent (the "Administrative Agent"), is entered into with reference to the Third Amended and Restated Reducing Revolving Loan Agreement dated as of August 25, 1999 among Borrowers, Parent, the Lenders party thereto, Societe Generale, as Documentation Agent, Bank of Scotland, as Co-Agent, and the Administrative Agent (as amended from time to time, the "Loan Agreement"). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

                                    AGREEMENT

                  Borrowers, Parent and the Administrative Agent, acting with the consent of the Requisite Lenders pursuant to Section 14.2 of the Loan Agreement, agree to amend the Loan Agreement as follows:

                  1. AMENDMENT OF SECTION 9.5(e). Section 9.5 of the Loan Agreement, as amended by Amendment No. 2 to the Loan Agreement, is amended by
(a) striking the amount "$100,000,000" in the fourth line of clause (e) thereof and (b) substituting in place thereof the amount "$200,000,000".

                  2. AMENDMENT OF SECTION 9.5(f). Section 9.5(f), as added by Amendment No. 3 to the Loan Agreement is amended by (a) striking the reference to "$100,000,000" and (b) substituting in place thereof
"$200,000,000".

                  3. CONDITIONS PRECEDENT. The effectiveness of this Amendment shall be conditioned upon receipt by the Administrative Agent of all of the following:

                           (a) Counterparts of this Amendment executed by all parties hereto;

                           (b) Written consents of each of the Sibling Guarantors to the execution, delivery and performance hereof in the form of Exhibit A to this Amendment;

                           (c) Written consent of the Lenders as required under Section 14.2 of the Loan Agreement in the form of Exhibit B to this Amendment

                           (d) An amendment fee paid by Borrowers to the Administrative Agent in amount equal to 10 basis points TIMES the Pro Rata Share of each


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                                    Lender which has consented to this Amendment
                                    (which amendment fee shall be for the sole account of such Lenders); and

                           (e) Such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Lenders reasonably may require.

                  4. REPRESENTATIONS AND WARRANTIES. Borrowers hereby represent and warrant that no Default or Event of Default has occurred and remains continuing.

                  5. CONSENT OF PARENT. The execution of this Amendment by Parent shall constitute its consent, in its capacity as guarantor under the Parent Guaranty, to this Amendment.

                  6. CONFIRMATION. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

                  IN WITNESS WHEREOF, Borrowers and the Administrative Agent have executed this Amendment as of the date first above written by their duly authorized representatives.

                          PALACE STATION HOTEL & CASINOS, INC.
                          BOULDER STATION, INC.
                          TEXAS STATION, INC.
                          ST. CHARLES RIVERFRONT STATION, INC.
                          KANSAS CITY STATION CORPORATION
                          SUNSET STATION, INC.



                          By:     /s/ Glenn C. Christenson
                                  -------------------------------------------
                                  Glenn C. Christenson, Senior Vice President


                          STATION CASINOS, INC.


                          By:     /s/ Glenn C. Christenson
                                  ----------------------------------------------
                                  Glenn C. Christenson, Executive Vice President and Chief Financial Officer


                          BANK OF AMERICA, N.A., as Administrative Agent


                          By:      /s/ Janice Hammond
                                   ---------------------------------------------
                                   Janice Hammond
                                   Vice President






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